TENTH AMENDMENT

THIS TENTH AMENDMENT (this “Amendment”) dated as of May 8, 2019 to the Credit Agreement referenced below is by and among CACI International Inc, a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities have been extended to the Borrower pursuant to the Credit Agreement dated as of October 21, 2010 among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Lenders have agreed to the requested modifications to the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as amended hereby).

2.Amendments.

(a)The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four fiscal quarters most recently ended to (b) Consolidated Interest Charges for the period of the four fiscal quarters most recently ended.

“Tenth Amendment Closing Date” means May 8, 2019.

(b)The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

Pricing Tier	Consolidated Total Net Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans	Commitment Fee
1	< 1.25:1.00	0.75%	0.00%	0.15%
2	> 1.25:1.00 but < 2.25:1.00	1.00%	0.00%	0.15%
3	> 2.25:1.00 but < 3.00:1.00	1.25%	0.25%	0.20%
4	> 3.00:1.00 but < 4.00:1.00	1.50%	0.50%	0.25%
5	> 4.00:1.00	2.00%	1.00%	0.30%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered in accordance with Section 7.02(b).  The Applicable Rate in effect from the Tenth Amendment Closing Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b) for the first fiscal quarter ending after the Tenth Amendment Closing Date shall be determined based upon Pricing Tier 4.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Maturity Date” means June 30, 2024; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Tranche A-3 Term Loan” has the meaning specified in Section 2.01(b).  The outstanding principal amount of the Tranche A-3 Term Loan of each Lender as of the Tenth Amendment Closing Date is set forth on Schedule 2.01.

(c)The definitions of “Consolidated EBITDAR”, “Consolidated Fixed Charge Coverage Ratio”, “Consolidated Fixed Charges” and “Consolidated Total Leverage Ratio” are hereby deleted from Section 1.01 of the Credit Agreement in their entirety.

(d)Section 1.02 of the Credit Agreement is hereby amended by adding a new clause (d) at the end thereof to read as follows:

(d)Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(e)The last sentence in Section 1.05 of the Credit Agreement is hereby amended to read as follows:

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

(f)Section 2.07(c) of the Credit Agreement is hereby amended to read as follows:

(c)Tranche A-3 Term Loan.  The Borrower shall repay the outstanding principal amount of the Tranche A-3 Term Loan in quarterly installments on the last Business Day of each March, June, September and December (commencing with the last Business Day of the fiscal quarter ending June 30, 2019) in an amount equal to 1.25% of the initial principal amount of the Tranche A-3 Term Loan advanced on the Ninth Amendment Closing Date (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02.  The Borrower shall repay to the Lenders the Outstanding Amount of the Tranche A-3 Term Loan in full on the Maturity Date.

(g)The references to “Consolidated Total Leverage Ratio” in Section 2.10(b) of the Credit Agreement are hereby amended to be references to “Consolidated Total Net Leverage Ratio”.

(h)The reference to “No reallocation” in the last sentence in Section 2.15(a)(iv) is hereby amended to read “Subject to Section 11.20, no reallocation”.

(i)Section 2.16(a)(i) of the Credit Agreement is hereby amended to read as follows:

(i)the aggregate principal amount of all Incremental Facilities shall not exceed the sum of (A) $500 million plus (B) the maximum amount, if any, such that immediately after giving effect to the incurrence of such Incremental Facility on a Pro Forma Basis (assuming for purposes of this calculation that the full amount of the commitments under such Incremental Facility are fully drawn on the date of incurrence thereof) (1) in the case of any Incremental Facility other than a Refinancing Facility, the Consolidated Senior Secured Net Leverage Ratio recomputed as of the end of the Applicable Period would not be greater than 3.50:1.0 and (2) in the case of any Incremental Facility, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 recomputed as of the end of the Applicable Period; provided that for purposes of this sub-clause (B) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating the requirements set forth in sub-clauses (B)(1) and (B)(2) above are satisfied;

(j)Section 8.01(q) of the Credit Agreement is hereby amended to read as follows:

(q)Liens on property or assets acquired pursuant to a Permitted Acquisition or any other Investment permitted by Section 8.02 (and the proceeds thereof) or on property or assets of a Subsidiary in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition and not created in contemplation thereof, provided that (i) such Liens do not at any time extend to any other property or assets and (ii) the aggregate outstanding principal amount of Indebtedness secured by such Liens shall not, at the time of the incurrence or deemed incurrence of any such Indebtedness, exceed the greater of (A) $62.5 million or (B) 1.25% of Consolidated Total Assets as of the end of the Applicable Period;

(k)Section 8.01(v) of the Credit Agreement is hereby amended to read as follows:

(v)Liens on cash deposits securing any Swap Contracts provided that the aggregate amount of cash deposits subject to such Liens shall not exceed $40 million;

(l)Section 8.01(z) of the Credit Agreement is hereby amended to read as follows:

(z)Liens (other than Liens described in the foregoing clauses) securing obligations in an aggregate principal amount outstanding at the time of, and immediately after giving effect to, the incurrence of any such obligation, not to exceed the greater of (i) $25 million or (ii) 0.50% of Consolidated Total Assets as of the end of the Applicable Period.

(m)Section 8.03(e) of the Credit Agreement is hereby amended to read as follows:

(e)purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the aggregate outstanding principal amount of all such Indebtedness outstanding at the time of, and immediately after giving effect to, the incurrence thereof, shall not exceed the greater of (A) $250 million or (B) 5.0% of Consolidated Total Assets as of the end of the Applicable Period; and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed;

(n)Section 8.03(k) of the Credit Agreement is hereby amended to read as follows:

(k)Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at the time of, and immediately after giving effect to, the incurrence of any such Indebtedness not to exceed the greater of (i) $125 million or (ii) 2.5% of Consolidated Total Assets as of the end of the Applicable Period (“Foreign Subsidiary Indebtedness”);

(o)Section 8.03(l) of the Credit Agreement is hereby amended to read as follows:

(l)Indebtedness issued in lieu of cash payments of Restricted Payments permitted by Section 8.06(e) in an aggregate principal amount outstanding at the time of, and immediately after giving effect to, the issuance of such Indebtedness not to exceed the greater of (i) $25 million or (ii) 0.50% of Consolidated Total Assets as of the end of the Applicable Period; provided that such Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(p)Section 8.06(e) of the Credit Agreement is hereby amended to read as follows:

(e)the Borrower may repurchase shares of its Equity Interests pursuant to or in connection with any of its employee stock purchase plans, stock incentive plans, stock options plans and other stock plans, provided that (i) the aggregate amount of all such repurchases shall not exceed $20 million in any calendar year (with the unused amount in any calendar year being carried over to the immediately succeeding calendar year) and (ii) no such repurchase may be made at any time that a Default exists.

(q)Section 8.11(b) of the Credit Agreement is hereby amended to read as follows:

(b)Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending June 30, 2019, to be less than 3.00:1.0.

(r)Section 10.12(b) is hereby amended in its entirety to read as follows:

(b)In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(s)Schedule 2.01 to the Credit Agreement is hereby amended in its entirety to read in the form attached hereto as Exhibit A.

3.Reallocation.

(a)Immediately after giving effect to the amendment of the amount of each Lender’s Revolving Commitment as contemplated herein, (i) the risk participations of the Revolving Lenders in each outstanding Letter of Credit and each outstanding Swing Line Loan shall be automatically reallocated such that (A) the risk participation of each Revolving Lender in each outstanding Letter of Credit equals the product of such Revolving Lender’s Applicable Percentage times the amount of such Letter of Credit and (B) the risk participation of each Revolving Lender in each outstanding Swing Line Loan equals the product of such Revolving Lender’s Applicable Percentage times the amount of such Swing Line Loan, and (ii) each Revolving Lender that provides an increased Revolving Commitment in connection with this Amendment shall make Revolving Loans the proceeds of which shall be applied by the Administrative Agent to prepay existing Revolving Loans in an amount necessary such that after giving effect to such Borrowing and prepayment each Revolving Lender will hold its Applicable Percentage of the Outstanding Amount of all Revolving Loans.

(b)Each Eurodollar Rate Loan outstanding immediately prior to giving effect to this Amendment shall maintain the same Interest Period applicable to such Loan immediately prior to giving effect to this Amendment and shall be subject to conversion and/or continuation upon expiration of such Interest Period in accordance with the terms of the Credit Agreement.  Revolving Loans made by Revolving Lenders providing increased Revolving Commitments pursuant to Section 3(a)(ii) above to prepay existing Revolving Loans shall have Interest Periods that expire concurrently with the expiration of the Interest Periods applicable to the existing Revolving Loans so prepaid, and shall be subject to conversion and/or continuation upon expiration of such Interest Periods in accordance with the terms of the Credit Agreement.

(c)Each Lender waives any right to compensation under Section 3.05 of the Credit Agreement in connection with the transactions described in clauses (a) and (b) above.

4.Conditions Precedent.  This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions precedent:

(a)Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Loan Parties and the Lenders.

(b)Receipt by the Administrative Agent of customary opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the date hereof.

(c)Receipt by the Administrative Agent of the following:

(i)a certificate of each Loan Party, signed by a Responsible Officer of such Loan Party, certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Loan Party approving this Amendment; and

(ii)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(d)Receipt by the Administrative Agent, the Arranger and the Lenders of any fees required to be paid on or before the date hereof.

(e)Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 10.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Tenth Amendment Closing Date specifying its objection thereto.

5.Amendment is a Loan Document.  This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

6.Representations and Warranties.  Each Loan Party represents and warrants to the Administrative Agent and each Lender that (a) the representations and warranties of each Loan Party contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, except to the extent that (i) such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (ii) such representations and warranties are qualified as to materiality, in which case they are true and correct in all respects as of such date (or such earlier date), (b) no Default exists and (c) for purposes of determining withholding Taxes imposed under FATCA, from and after the Tenth Amendment Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

7.Exiting Lenders.  The Commitments and outstanding Loans of Regions Bank, Barclays Bank PLC, Santander Bank, N.A. and Compass Bank (each, an “Exiting Lender”) under the Credit Agreement are hereby assigned and reallocated among the other Lenders in the manner provided in Schedule 2.01 attached hereto.  After giving effect to this Amendment, the Exiting Lenders shall no longer have any Commitments or outstanding Loans under the Credit Agreement.  Each Exiting Lender joins in the execution of this Amendment solely for purposes of acknowledging and consenting to the assignment and reallocation of its Commitments and Loans under the Credit Agreement.  Concurrently with the effectiveness of this Amendment, each Exiting Lender shall have received payment in full for all outstanding Obligations owing to it under the Credit Agreement.  Notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary, all assignments and reallocations of Loans and Commitments pursuant to this Section 7 shall be deemed to be assignments made subject to and in compliance with Section 11.06 and Exhibit 11.06 of the Credit Agreement (including, without limitation, the ‘Standard Terms and Conditions’ applicable to Assignments and Assumptions).

8.Reaffirmation of Obligations.  Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment and the incurrence of Indebtedness and other transactions contemplated hereby, (b) affirms all of its obligations under the Credit Agreement (as amended hereby) and the other Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

9.Reaffirmation of Security Interests.  Each Loan Party (a) agrees that, notwithstanding the effectiveness of this Amendment, the Security Agreement and each of the other Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (b) confirms its guaranty of the Obligations and its grant of a security interest pursuant to the Collateral Documents in its assets that constitute Collateral as collateral therefor, all as provided in the Loan Documents as originally executed and (c) acknowledges that such guaranty and grant continues in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement and the other Loan Documents.

10.No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

11.Counterparts; Delivery.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

12.Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be duly executed as of the date first above written.

BORROWER:	CACI INTERNATIONAL INC, a Delaware corporation

By: /s/ Thomas A. Mutryn

Name: Thomas A. Mutryn

Title: Executive Vice President, Chief Financial Officer and Treasurer

GUARANTORS:	CACI PRODUCTS COMPANY, a Delaware corporation

CACI PRODUCTS COMPANY CALIFORNIA, a California corporation

CACI, INC. - FEDERAL, a Delaware corporation

CACI, LLC - COMMERCIAL, a Delaware limited liability company

CACI TECHNOLOGIES, LLC, a Virginia limited liability company

CACI DYNAMIC SYSTEMS, LLC, a Virginia limited liability company

CACI PREMIER TECHNOLOGY, LLC, a Delaware limited liability company

CACI-CMS INFORMATION SYSTEMS, LLC,

a Virginia limited liability company

CACI ENTERPRISE SOLUTIONS, LLC, a Delaware limited liability company

R.M. VREDENBURG LLC, a Virginia limited liability company

CACI-WGI, LLC, a Delaware limited liability company

CACI SECURED TRANSFORMATIONS, LLC,

a Florida limited liability company

CACI-NSR, INC., a Delaware corporation

CACI TECHNOLOGY INSIGHTS, LLC, a Virginia limited liability company

CACI-ATHENA, LLC, a Delaware limited liability company

BUSINESS DEFENSE AND SECURITY CORPORATION,

a Virginia corporation

CACI-ISS, LLC, a Delaware limited liability company

APPLIED SYSTEMS RESEARCH, INC., a Virginia corporation

TECHNIGRAPHICS, LLC, an Ohio limited liability company

PANGIA TECHNOLOGIES, LLC, a Nevada limited liability company

DELTA SOLUTIONS AND TECHNOLOGIES, LLC,

a Virginia limited liability company

CACI-APG, LLC, a Virginia limited liability company

PARADIGM SOLUTIONS CORPORATION, a Maryland corporation

EMERGINT TECHNOLOGIES, LLC, a Georgia limited liability company

IDL SOLUTIONS, LLC, a Wisconsin limited liability company

Six3 Systems, LLC, a Delaware limited liability company

CACI Asia, LLC, a Delaware limited liability company

Six3 Enterprise Systems, LLC, a Maryland limited liability company

Six3 Advanced Systems, Inc., a Virginia corporation

Six3 Intelligence Solutions, LLC, a Virginia limited liability company

Ticom Geomatics, Inc., a Texas corporation

CACI DATA TACTICS CORPORATION, a Virginia corporation

CACI NSS, LLC, a Delaware limited liability company

By:/s/ Thomas A. Mutryn

Name: Thomas A. Mutryn

Title:  Executive Vice President, Chief Financial Officer and Treasurer

CACI INTERNATIONAL INC

TENTH AMENDMENT

LTC Engineering Associates, Inc., a Florida corporation

By: /s/ Thomas A. Mutryn

Name: Thomas A. Mutryn

Title: Executive Vice President, Chief Financial Officer and Treasurer

AXIOS TECHNOLOGIES, INC., a Virginia corporation

LGS INNOVATIONS INTERNATIONAL INC., a Delaware corporation

LGS INNOVATIONS LLC, a Delaware limited liability company

LGS INTEGRATED SOLUTIONS LLC, a Delaware limited liability company

By: /s/ Thomas A. Mutryn

Name: Thomas A. Mutryn

Title: Executive Vice President, Chief Financial Officer and Treasurer

CACI INTERNATIONAL INC

TENTH AMENDMENT

ADMINISTRATIVE AGENT:BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Christine Trotter

Name: Christine Trotter

Title: Assistant Vice President

CACI INTERNATIONAL INC

TENTH AMENDMENT

LENDERS:BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:/s/ Larry Van Sant

Name: Larry Van Sant

Title: Senior Vice President

CAPITAL ONE NATIONAL ASSOCIATION

By: /s/ Joseph C. Costa

Name: Joseph C. Costa

Title: Senior Vice President

FIFTH THIRD BANK

By: /s/ Will Batchelor

Name: Will Batchelor

Title: Vice President

JPMORGAN CHASE BANK, N.A.

By: /s/ Anthony Galea

Name: Anthony Galea

Title: Executive Director

MUFG BANK, LTD.

By: /s/ Dominic Yung

Name: Dominic Yung

Title: Director

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Stephanie Lalos

Name: Stephanie Lalos

Title: Assistant Vice President

ROYAL BANK OF CANADA

By: /s/ Richard C. Smith

Name: Richard C. Smith

Title: Authorized Signatory

SUNTRUST BANK

By: /s/ Anika Kirs

Name: Anika Kirs

Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Mark B. Felker

Name: Mark B. Felker

Title: Managing Director

BRANCH BANKING AND TRUST COMPANY

By: /s/ Trevor H. Williams

Name: Trevor H. Williams

Title: Assistant Vice President

GOLDMAN SACHS BANK USA

By: /s/ Ryan Durkin

Name: Ryan Durkin

Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION

By: /s/ Katsuyuki Kubo

Name: Katsuyuki Kubo

Title: Managing Director

TD Bank

By: /s/ Pedro J. Vila

Name: Pedro J. Vila

Title: Vice President

Mizuho Bank, Ltd.

By: /s/ Tracy Rahn

Name: Tracy Rahn

Title: Authorized Signatory

CITIZENS BANK, N.A. (as successor by merger to Citizens Bank of Pennsylvania)

By: /s/ Daniel T. Laurenzi

Name: Daniel T. Laurenzi

Title: Director

United Bank

By: /s/ Edward J. Goedecke

Name: Edward J. Goedecke

Title: Senior Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY

By: /s/ R. Mark Swaak

Name: R. Mark Swaak

Title: Vice President

FIRST NATIONAL BANK OF PENNSYLVANIA

By: /s/ Douglas T. Brown

Name: Douglas T. Brown

Title: Senior Vice President

Synovus Bank

By: /s/ Chandra Cockrell

Name: Chandra Cockrell

Title: Corporate Banker

Taiwan Business Bank, Los Angeles Branch

By: /s/ Shenn-Bao Jean

Name: Shenn-Bao Jean

Title: General Manager

Union Bank & Trust, a Virginia Banking Corporation

By: /s/ Michael C. O’Grady

Name: Michael C. O’Grady

Title: Senior Vice President

The Bank of East Asia, Limited, New York Branch

By: /s/ James Hua

Name: James Hua

Title: Senior Vice President

By: /s/ Danny Leung

Name: Danny Leung

Title: Senior Vice President

Stifel Bank & Trust

By: /s/ Suzanne Agin

Name: Suzanne Agin

Title: Senior Vice President

Land Bank of Taiwan, New York Branch

By: /s/ Arthur Chen

Name: Arthur Chen

Title: General Manager

Hua Nan Commercial Bank, Los Angeles Branch

By: /s/ Gary Hsu

Name: Gary Hsu

Title: Vice President & General Manager

Taiwan Cooperative Bank,

Seattle Branch, Seattle, Washington

By: /s/ Christine Lin

Name: Christine Lin

Title: V.P. & Manager

Mega International Commercial Bank Co., Ltd. New York Branch

By: /s/ Pi-Kai Liu

Name: Pi-Kai Liu

Title: AVP

Chang Hwa Commercial Bank, Ltd., New York Branch

By: /s/ Jerry C.S. Liu

Name: Jerry C.S. Liu

Title: Vice President & General Manager

E.SUN COMMERCIAL BANK, LTD., LOS ANGELESE BRANCH

By: /s/ Edward Chen

Name: Edward Chen

Title: SVP & General Manager

Manufacturers Bank

By: /s/ Ben Chu

Name: Ben Chu

Title: Senior Vice President

FIRST COMMONWEALTH BANK

By: /s/ Mark A. Woleslagle

Name: Mark A. Woleslagle

Title: Vice President

TriState Captial Bank

By: /s/ Ellen Frank

Name: Ellen Franklin

Title: Senior Vice President

EXITING LENDER:BARCLAYS BANK PLC

By:/s/ Craig Malloy

Name: Craig Malloy

Title: Director

COMPASS BANK

By:/s/ Criss Kennedy

Name: Criss Kennedy

Title: VP

REGIONS BANK

By:/s/ Mark Guile

Name: Mark Guile

Title: Director

SANTANDER BANK, N.A.

By:/s/ Irv Roa

Name: Irv Roa

Title: Senior Vice President